WAIVER, AMENDMENT NO. 2 TO
                         LOAN AND SECURITY AGREEMENT
                     AND AMENDMENT NO. 4 TO SUPPLEMENT A
                        TO LOAN AND SECURITY AGREEMENT

                                             September 9, 1996

          Empire Gas Corporation
          1700 South Jefferson Street
          Lebanon, Missouri 65536
          Attention: Ms. Valeria Schall

          Ladies and Gentlemen:

                    Reference is made to the Loan and Security
          Agreement dated as of June 29, 1994 among Empire Gas Corporation ("Borrower"), the Lenders party thereto ("Lenders") and Bank of America Illinois, f/k/a Continental Bank, f/k/a Continental Bank N.A., as a Lender and as Agent for the Lenders, as amended through the date hereof (the "Loan Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

                    Reference is further made to the certain conditional waiver letter dated May 15, 1996 executed by Agent and addressed to Borrower (the "Waiver Letter"). Pursuant to the Waiver Letter, Borrower informed Agent that Borrower had breached Section 6.2 of Supplement A to the Loan Agreement by failing to comply with the limitation on the acquisition of fixed assets set forth herein for the 1996 Fiscal Year. The occurrence of such breach and continuance thereof for a period exceeding ten
          (10) days after the occurrence thereof constituted an Event of Default under Section 6.1(h) of the Loan Agreement (the "Existing Default"). Pursuant to the Waiver Letter, Requisite Lenders agreed to waive the Existing Default, subject to the satisfaction of certain conditions on or prior to June 30, 1996. Such conditions were not satisfied on or prior to June 30, 1996; consequently, pursuant to the terms of the Waiver Letter, on July 1, 1996, the waiver of the Existing Default immediately ceased to be effective and the Existing Default was immediately reinstated.

                    Borrower has informed Agent that the Existing Default remains in existence as of the date hereof. Consequently, Borrower has requested that Requisite Lenders agree to waive the Existing Default. Requisite Lenders have agreed to do so, on the terms and conditions contained herein.

                    Borrower has also requested that Requisite
          Lenders agree to amend various provisions contained in the Loan Agreement and Supplement A. Requisite Lenders have agreed to do so, on the terms and conditions contained herein.

                    Therefore, the parties hereto agree as follows:

                    1.   Waiver.  Requisite Lenders hereby waive
          the Existing Default and any and all rights and remedies that Agent and Lenders may have under the Loan Agreement, the Related Agreements and applicable law in respect thereof. Other than as expressly set forth herein, the foregoing waiver shall not constitute a waiver of any Events of Default or Unmatured Events of Default that are now in existence or that may hereafter occur or any rights or remedies that Agent or any Lender may have under the Loan Agreement, the Related Agreements or applicable law with respect thereto, all of which rights and remedies Agent and Lenders hereby specifically reserve.

                    2.  Amendments to Loan Agreement.  The Loan
          Agreement is hereby amended as follows:

                    (a)  Section 1.1.

                    (i)  Section 1.1 of the Loan Agreement is
               hereby amended by inserting therein, in appropriate alphabetical order, the following new definitions:

                         "'Acquisition Availability' means, for any
                    period, the sum of (a) net earnings before interest expense, income tax expense, depreciation and amortization for such period, plus (b) proceeds from asset dispositions consummated during such period and permitted under Section 5.12 (or otherwise consented to by Requisite Lenders), net of all related taxes and disposition expenses, minus (c) cash interest expense during such period in respect of Indebtedness for borrowed money, including, without limitation, Indebtedness under the Agreement, in respect of the Senior Notes, in respect of Subordinated Debt and in respect of Acquisition Indebtedness, minus (d) taxes paid during such period plus (e) tax refunds received during such period, minus (f) required principal payments during such period in respect of Indebtedness for borrowed money, including, without limitation, Indebtedness in respect of the Senior Notes, in respect of Subordinated Debt and in respect of Acquisition Indebtedness and minus (g) capital expenditures during such period and permitted under Section
                    6.2 of Supplement A (or otherwise consented to by Requisite Lenders), each determined for Borrower and its Subsidiaries on a consolidated basis, and in accordance with GAAP."

                         "'Permitted Acquisition' means any
                    Acquisition that either is consented to in writing by Requisite Lenders or satisfies the following conditions:

                         (a)  no Event of Default or Unmatured
                    Event of Default is in existence at the time of such Acquisition or, after giving pro forma effect to such Acquisition, would be caused thereby;

                         (b)  total cash consideration paid for
                    such Acquisition, together with the cash consideration paid for all other Permitted Acquisitions consummated in the immediately preceding twelve month period, does not exceed $3,000,000 in the aggregate;

                         (c)  the Revolving Credit Amount exceeds
                    the outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations by at least $500,000 immediately prior to, and immediately after, consummation of such Acquisition;

                         (d)  Agent has received, as soon as
                    available, copies of all agreements delivered in connection therewith; and

                         (e) Agent has received a certificate of
                    Borrower's chief financial officer certifying that all of the applicable conditions contained herein to treating such Acquisition as a Permitted Acquisition have been satisfied and showing all appropriate calculations."

                    (ii) Section 1.1 of the Loan Agreement is
               hereby further amended by amending and restating in their entirety the definitions of the terms "LIBOR Base Rate" and "LIBOR Rate" contained therein, as follows:

                         "'LIBOR Base Rate' means, with respect to
                    each Interest Rate Period for a LIBOR Rate-
                    Loan, the rate per annum at which U.S. Dollar deposits in immediately available funds are offered to Bank of America Illinois two (2) Banking Days prior to the beginning of such Interest Rate Period by major banks in the London interbank eurodollar market at or about 11:00 a.m., London time, for delivery on the first day of such Interest Rate Period, for the number of days comprised therein and in an amount equal to the amount of the LIBOR Rate Loan to be outstanding during such Interest Rate Period.

                         'LIBOR Rate' means, with respect to each
                    Interest Rate Period for a LIBOR Rate Loan, a rate per annum (rounded upward, if necessary, to the nearest one hundredth of one percent (1/100th of 1%)) determined pursuant to the following formula:

            LIBOR Rate = 3.00%   +            LIBOR Base Rate
                                       ___________________________________
                                       1 -Eurocurrency Reserve Requirement"

                    (b)  Section 2.2.  The third sentence of
               subsection (b) of Section 2.2 of the Loan Agreement is hereby amended by deleting therefrom the words "one percent (1%)" and inserting in their place the words "one and one-half percent (1.5%)".

                    (c)  Section 5.12.  Subsection (d) of Section
               5.12 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                         "(d) purchase or otherwise acquire, or
                    agree to purchase or otherwise acquire, any of the stock, assets or business of any Person (including, without limitation, by means of an Acquisition), other than pursuant to a Permitted Acquisition."

                    (d)  Section 5.15.  Subsection (h) of Section
               5.12 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                         "(h) 'Acquisition Indebtedness' as that
                    term is defined in the Senior Loan Documents in an aggregate principal amount at any one time outstanding not to exceed $10,000,000 and no more than $3,000,000 of which may be incurred in any twelve month period,"

                    3. Amendments to Supplement A. Supplement A is hereby amended as follows:

                    (a)  Section 2.2.  Clauses (iii) and (iv) of
               Section 2.2 of Supplement A are hereby amended and restated in their entirety, as follows:

                         "(iii) during the period commencing on
                    September 9, 1996 and ending on December 31,
                    1996, $1,500,000."

                    (b)  Section 3.1.1.

                    (i)  Subsection (a) of Section 3.1.1 of
               Supplement A is hereby amended by deleting the percentage "1.00%" contained therein and inserting in its place the percentage "1.50%."

                    (ii)  Subsection (c) of Section 3.1.1 of
               Supplement A is hereby amended by deleting the words "LIBOR Base Rate" each time that it appears and inserting in their place the words "LIBOR Rate."

                    (c) Section 6.2. Section 6.2 of Supplement A is hereby amended by deleting the words "Acquisition permitted under the Agreement" contained therein and inserting in their place the words "Permitted
               Acquisition."

                    (d) Section 6.3. Section 6.3 of Supplement A is hereby amended and restated in its entirety, as follows:

                         "6.3  Interest Coverage Ratio.  Borrower
                    will not permit the ratio ("Interest Coverage Ratio") of (a) net earnings before interest expense, income tax expense, depreciation and amortization to (b) cash interest expense in respect of Indebtedness for borrowed money, including, without limitation, Indebtedness under the Agreement, in respect of the Senior Notes, in respect of Subordinated Debt and in respect of Acquisition Indebtedness, in each case measured on the last day of any calendar quarter set forth below, calculated for the twelve months ending on such date, and determined for Borrower and its Subsidiaries on a consolidated basis, and in accordance with GAAP, to be less than the ratio set forth below opposite such period:

                                                         Interest Coverage
                              Date                                   Ratio

                    The quarter ending March 31, 1996               1.00:1.0
                    The quarter ending June 30, 1996                1.00:1.0
                    The quarter ending September 30, 1996           1.00:1.0
                    The quarter ending December 31, 1996            1.05:1.0
                    The quarter ending March 31, 1997               1.10:1.0
                    The quarter ending June 30, 1997 and            1.20:1.0"
                       each September 30, December 31,
                       March 31 and June 30 thereafter

                    (e) Section 6.4. A new Section 6.4 is hereby added to Supplement A, as follows:

                         "6.4 Acquisition Availability.  Borrower
                    will not permit Acquisition Availability, measured on the last day of each calendar quarter commencing September 30, 1996, and calculated for the twelve months ending on such date, to be less than zero."

                    4.  Scope.  This Waiver, Amendment No. 2 to
          Loan and Security Agreement and Amendment No. 4 to Supplement A to Loan and Security Agreement (the "Amendment") shall have the effect of amending the Loan Agreement, Supplement A and the Related Agreements as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement, Supplement A and the Related Agreements shall remain in full force and effect in accordance with their respective terms.

                    5.  Acknowledgment of Effect of Amendments.
          Borrower hereby acknowledges that the effectiveness of the amendments to the Loan Agreement and Supplement A contained in this Amendment shall have the effect of immediately increasing the LIBOR Rate, the Adjusted Reference Rate and the Letter of Credit commissions payable under Section 2.2(b) of the Loan Agreement. Borrower further hereby acknowledges that such increases shall effect interest accruing on and after the effective date of this Amendment with respect to Loans outstanding on such effective date (including, without limitation, LIBOR Rate Loans) or advanced thereafter, and Letter of Credit commissions accruing on and after such effective date with respect to Letters of Credit and L/C Drafts outstanding on such effective date or issued thereafter.

                    6.  Conditions to Effectiveness.  This
          Amendment shall be effective immediately upon the execution of this Amendment by BAI, on behalf of the Requisite Lenders, acceptance hereof by Borrower and each other Obligor, and delivery hereof to BAI at 231 South LaSalle Street, Chicago, Illinois 60697, Attention: Mr. Mark Cordes, on or prior to September 9, 1996, together with a $20,000 work fee payable to the Agent for its own account.

                              Very truly yours,

                                   BANK OF AMERICA ILLINOIS,
                                   f/k/a CONTINENTAL BANK,
                                   f/k/a CONTINENTAL BANK N.A., AS
                                   AGENT ON BEHALF OF REQUISITE
                                             LENDERS

                                   By  /s/
                                      __________________________
                                      Its_______________________

          Acknowledged and agreed to this
          9th day of September, 1996.

          EMPIRE GAS CORPORATION

          By    /s/ Mark Castaneda
              _____________________
             Its V.P., Finance



                 Acknowledgment and Acceptance of Guarantors

                    Each of the undersigned is a party to the Master Corporate Guaranty dated June 29, 1994 in favor of BAI, as Agent for itself and Lenders (the "Guaranty"), pursuant to which each of the undersigned has guaranteed the Obligations of Borrower under the Loan Agreement. Each of the undersigned hereby acknowledges receipt of the foregoing Amendment, accepts and agrees to be bound by the terms thereof, ratifies and confirms all of its obligations under the Guaranty, and agrees that the Guaranty shall continue in full force and effect as to it, notwithstanding such Amendment.

                                   Acknowledged and Agreed to this
                                   9th day of September, 1996.

                                   EACH OF THE SUBSIDIARIES OF
                                   EMPIRE GAS CORPORATION LISTED
                                   ON EXHIBIT A ATTACHED HERETO

                                   By  /s/ Robert L. Mathews
                                       ___________________________
                                       Vice President of each Subsidiary